UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2021

Franklin BSP Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1345 Avenue of the Americas, Suite 32A

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBRT	New York Stock Exchange
7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	FBRT PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is being filed in connection with the consummation on October 19, 2021 (the “Closing Date”), of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 25, 2021, as amended pursuant to that certain First Amendment to Agreement and Plan of Merger, dated as of September 22, 2021 (as amended, the “Merger Agreement”), by and among Franklin BSP Realty Trust, Inc. (f/k/a Benefit Street Partners Realty Trust, Inc.) (“FBRT”), Rodeo Sub I, LLC (“Merger Sub”), Capstead Mortgage Corporation (“Capstead”) and, solely for the purposes set forth therein, Benefit Street Partners L.L.C., FBRT’s external manager (“BSP”). Pursuant to the Merger Agreement, on the Closing Date, Capstead merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”). On the Closing Date, FBRT’s shares of common stock, par value $0.01 per share (“FBRT Common Stock”) were listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “FBRT”. The following events took place in connection with the consummation of the Merger.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 19, 2021, FBRT, Merger Sub, and Capstead completed the Merger pursuant to the terms of the Merger Agreement. On the Closing Date, Capstead merged with and into Merger Sub, with Merger Sub continuing as the surviving company. As contemplated by the Merger Agreement, the Articles of Merger were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) with an effective time and date of 8:00 a.m. Eastern Time, on the Closing Date (the “Effective Time”).

At the Effective Time, each outstanding share of common stock, par value $0.01 per share, of Capstead (the “Capstead Common Stock”) (other than shares held by FBRT or Merger Sub or by any wholly owned subsidiary of FBRT or Merger Sub or any wholly owned subsidiary of Capstead immediately prior to the Effective Time, which were automatically canceled and retired and ceased to exist) was cancelled and converted into the right to receive:

•	from FBRT, (A) 0.3288 newly-issued shares of FBRT Common Stock (the “Per Share Stock Consideration”); and (B) a cash amount equal to $0.21 per share (the “Per Share Cash Consideration” and together with the Per Share Stock Consideration, the “Per Common Share FBRT Consideration”); and

•	from BSP, a cash amount equal to $0.73 per share (the “Advisor Cash Consideration” and together with the Per Common Share FBRT Consideration, the “Total Per Common Share Consideration”).

The exchange ratio of 0.3288 used for the Per Share Stock Consideration was determined by dividing (x) Capstead’s adjusted book value per share as of September 30, 2021 of $5.974 by (y) FBRT’s adjusted book value per share as of September 30, 2021 of $18.17, each as calculated pursuant to certain calculation principles set forth in the Merger Agreement. The FBRT book value as determined for purposes of the exchange ratio reflected FBRT’s estimated fully diluted book value per share as of September 30, 2021 as reduced by the special dividend FBRT paid on October 18, 2021 and the cash consideration FBRT paid to Capstead common stockholders in the Merger. The third quarter common dividend paid to FBRT record holders as of September 30, 2021 of $0.355 per share (equivalent to $1.42 per annum), which represents an annual dividend yield of 7.8% based on the adjusted book value of $18.17, was also reflected in the adjusted book value used for the exchange ratio. However, the adjusted book value did not reflect other impacts of the Merger, including the impact of Merger transaction costs.

No fractional shares of FBRT Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of Capstead Common Stock is otherwise entitled will be paid in cash.

Additionally, at the Effective Time, (i) each outstanding share of Capstead’s 7.50% Series E Cumulative Redeemable Preferred Stock, $0.10 par value per share (“Capstead Preferred Stock”), was cancelled and converted into the right to receive one newly-issued share of 7.50% Series E Cumulative Redeemable Preferred Stock $0.01 par value per share, of FBRT (the “FBRT Series E Preferred Stock”), which has the rights, preferences, and privileges and voting powers materially the same as those of the Capstead Preferred Stock.

Furthermore, effective immediately prior to the Effective Time, all outstanding restricted stock under Capstead’s Amended and Restated 2014 Flexible Incentive Plan (the “Capstead Plan”) automatically became fully vested and non-forfeitable, and all shares of Capstead Common Stock represented thereby became eligible to receive the Total Per Common Share Consideration. Also effective immediately prior to the Effective Time, all outstanding awards of performance units under the Capstead Plan automatically became earned and vested at the conversion rate of one share of Capstead Common Stock for each outstanding performance unit, and all shares of Capstead Common Stock represented thereby became eligible to receive the Total Per Common Share Consideration. Each outstanding dividend equivalent right under the Capstead Plan was automatically cancelled as of the Effective Time; provided that any accrued amounts that have not yet been paid as of immediately prior to the Effective Time were paid to the holders thereof at the Effective Time (or will be as soon as practicable thereafter but in no event later than the first payroll date following the Effective Time).

The issuances of shares of FBRT Common Stock and FBRT Series E Preferred Stock in connection with the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to FBRT’s registration statement on Form S-4 (Registration No. 333-258947), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 3, 2021 (as amended or supplemented, the “FBRT S-4 Registration Statement”). The proxy statement/prospectus included in the FBRT S-4 Registration Statement contains additional information regarding the Merger.

Per the terms of the transactions described in the Merger Agreement, approximately 32.1 million shares of FBRT Common Stock will be issued in connection with the Merger to former Capstead common stockholders, and former Capstead common stockholders will own approximately 36% of the common equity of the combined company following the consummation of the Merger (after applying (i) the conversion of all of the outstanding shares of FBRT’s Series A convertible preferred stock into FBRT Common Stock as of the Closing Date and (ii) assuming conversion of all of the outstanding shares of FBRT’s Series C, Series D and Series F convertible preferred stock (as if such shares had converted into FBRT Common Stock on the Closing Date)).

The foregoing description of the Merger and the other transactions contemplated by the Merger Agreement is only a summary, does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to FBRT’s Current Report on Form 8-K filed with the SEC on July 26, 2021, and the full text of the First Amendment to Agreement and Plan of Merger, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2021, both of which are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

FBRT filed Articles Supplementary (the “Articles Supplementary”) to the Company’s charter with the SDAT, with an effective date of October 19, 2021. The Articles Supplementary designate and classify 10,329,039 shares of preferred stock as a new series of FBRT Series E Preferred Stock, with the rights, preferences and obligations set forth in the Articles Supplementary. The terms of the FBRT Series E Preferred Stock have been previously described in the section entitled “Description of BSPRT Capital Stock - BSPRT 7.50% Series E cumulative redeemable preferred stock” of the FBRT S-4 Registration Statement, as amended, which section is hereby incorporated by reference.

The FBRT Series E Preferred Stock rank, with respect to rights to receive dividends and to participate in distributions of payments in the event of a dissolution, liquidation or winding up of the affairs of FBRT: senior to shares of FBRT Common Stock and FBRT’s Series F convertible preferred stock; on parity with FBRT’s Series C convertible preferred stock, Series D convertible preferred stock and all other equity securities issued by FBRT with terms specifically providing that those equity securities rank on a parity with the FBRT Series E Preferred Stock; and junior to all equity securities issued by FBRT with terms specifically providing that those equity securities rank senior to the FBRT Series E Preferred Stock.

The foregoing description of the FBRT Series E Preferred Stock is qualified in its entirety by the full text of the Articles Supplementary, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

FBRT filed the Articles Supplementary with the SDAT with an effective date of October 19, 2021. The disclosure set forth under Item 3.03 above is incorporated herein by reference.

Item 7.01

On the Closing Date, FBRT and Capstead issued a joint press release announcing the completion of the Merger described above in Item 2.01 of this Current Report on 8-K. A copy of the press release is furnished as Exhibit 99.1 to this 8-K and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information included under this Item 7.01 (including Exhibit 99.1 to this Current Report on Form 8-K) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01

In connection with the listing of the FBRT Common Stock on the NYSE, on October 19, 2021, each outstanding share of FBRT’s Series A convertible preferred stock (“Series A Preferred Stock”) converted into 299.2 shares of FBRT Common Stock, pursuant to the terms of the Series A Preferred Stock, resulting in the issuance of 7,649,632 shares of FBRT Common Stock. Each such holder has previously agreed to a contractual six-month lock-up of the shares issued upon conversion of the Series A Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the audited and unaudited financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(a)(3) of Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 25, 2021, by and among Benefit Street Partners Realty Trust, Inc., Rodeo Sub I, LLC, Capstead Mortgage Corporation and Benefit Street Partners L.L.C. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on July 26, 2021).

2.2	First Amendment to Agreement and Plan of Merger, dated September 22, 2021, by and among Benefit Street Partners Realty Trust, Inc., Rodeo Sub I, LLC, Capstead Mortgage Corporation and Benefit Street Partners L.L.C. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on September 22, 2021)

3.1	Articles Supplementary of Franklin BSP Realty Trust, Inc., effective October 19, 2021, relating to Series E Cumulative Redeemable Preferred Stock

99.1	Joint Press Release of Franklin BSP Realty Trust, Inc. and Capstead Merger Corporation, dated October 19, 2021

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: October 20, 2021